ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

A independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement No. 33-63254.

/s/ Arthur Andersen LLP
Denver Colorado
January 21, 1997